UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AIRSHARESTM EU CARBON ALLOWANCES FUND

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	61-6339929
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

c/o XShares Advisors LLC 420 Lexington Ave., Suite 2550 New York, NY	10170
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-145448
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units of AirSharesTM EU Carbon Allowances Fund (the “Company”).  The description of the units contained in the sections entitled “Summary,” “Description of the Shares; Certain Material Terms of the Amended and Restated Trust Declaration,” “Share Splits,” “U.S. Federal income Tax Consequences,” and “Plan of Distribution”  in the Prospectus included in the Company’s Registration Statement of Form S-1 (file No. 333-145448) filed with the Securities and Exchange Commission on November 6, 2008 as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.   Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that are subsequently filed are hereby incorporated by reference herein.

Item 2.  Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A:

1.

Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement)

2.

Form Authorized Participant Agreement (incorporated by reference to Exhibit 4.2 to the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AirSharesTM EU Carbon Allowances Fund

Date:	November 19, 2008	By:	/s/ DAVID W. JAFFIN
		Name:	David W. Jaffin
		Title:	Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement on Form 8-A:

1.

Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement)

2.

Form Authorized Participant Agreement (incorporated by reference to Exhibit 4.2 to the Registration Statement)